Exhibit (c)(2) Preliminary DraftExhibit (c)(2) Preliminary Draft

§ Price per Share: $39.00 (all cash) Value to § Implied Value of Public Float: $2,340.6 million Shareholders § Implied Market Capitalization: $11,935.4 million § 1 Day Prior: 7.4% Premium to § 10 Days Prior: 6.2% Market § 30 Days Prior: 0.9% § Price to Tangible Book Value: 1.96x Multiples at § Price to TLAC: 0.99x Proposed Price § Price to 2021E EPS: 6.2x § Price to 2022E EPS: 10.6x§ Price per Share: $39.00 (all cash) Value to § Implied Value of Public Float: $2,340.6 million Shareholders § Implied Market Capitalization: $11,935.4 million § 1 Day Prior: 7.4% Premium to § 10 Days Prior: 6.2% Market § 30 Days Prior: 0.9% § Price to Tangible Book Value: 1.96x Multiples at § Price to TLAC: 0.99x Proposed Price § Price to 2021E EPS: 6.2x § Price to 2022E EPS: 10.6x

Santander Consumer USA Holdings Inc. Trading Summary

Santander Consumer has Recovered and Rallied Further as the Pandemic has Started to Recede. There has also Been Public Discussion by Analysts of a Potential Buy-In of the Public Shares

One Year Stock Chart (Pre-Offer)



$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
3,500,000
3,000,000
2,500,000
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500,000
0
$36.43
7/1/2020
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11/1/2020
12/1/2020
1/1/2021
2/1/2021
3/1/2021
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7/1/2021
Daily Volume
Stock Price

Key Metrics ($ in millions)

Market	7/1/2021
Stock Price	$36.43
Market Capitalization	$11,148.9
Total Shares Outstanding (actual)	306,035,735
Number of Publicly Trades Shares (#)	60,015,942
Number of Publicly Trades Shares (%)	19.6%
Value of Publicly Traded Shares	$2,186.4
Price / Book (x)	1.79x
Price / Tangible Book (x)	1.83x
Price / 2021 EPS (x)	5.8x
Price / 2022 EPS (x)	9.9x
Price / 2023 EPS (x)	9.1x

Performance / Balance Sheet	3/31/2021
Assets	$47,234.0
Total Equity	$6,231.9
2019 Net Income	$994.4
2020 Net Income	$910.9
LTM Net Income	$1,656.6
LTM ROE (%)	31.00%

Source: S&P Global Market Intelligence, Company Website
Financial data as of or for the period ending March 31, 2021
Pricing data as of July 1, 2021

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80.0% 70.0% 60.0% 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% -10.0% -20.0% Capital One Ally OneMain Credit Acceptance Santander Consumer80.0% 70.0% 60.0% 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% -10.0% -20.0% Capital One Ally OneMain Credit Acceptance Santander Consumer

6.00x 5.00x 4.00x 3.00x 2.00x 1.00x 0.00x Capital One Ally OneMain Credit Acceptance Santander Consumer6.00x 5.00x 4.00x 3.00x 2.00x 1.00x 0.00x Capital One Ally OneMain Credit Acceptance Santander Consumer

8.00x 7.00x 6.00x 5.00x 4.00x 3.00x 2.00x 1.00x 0.00x Capital One Ally OneMain Credit Acceptance Santander Consumer 25.0x 20.0x 15.0x 10.0x 5.0x 0.0x Capital One Ally OneMain Credit Acceptance Santander Consumer8.00x 7.00x 6.00x 5.00x 4.00x 3.00x 2.00x 1.00x 0.00x Capital One Ally OneMain Credit Acceptance Santander Consumer 25.0x 20.0x 15.0x 10.0x 5.0x 0.0x Capital One Ally OneMain Credit Acceptance Santander Consumer

Trading Comps for Broader Consumer Finance Peer Group

(Dollars in Millions, except per share data)	Ticker	Share Price ($)	% of 52 Week High (%)	% of 52 Week Low (%)	Market Cap ($mm)	Total Assets ($mm)	ROAA (%)	ROAE (%)	Valuation Price/ Tang. Book Value (x)	Valuation Price/ Book Value (x)	Valuation Price/ LTM EPS (x)	Valuation Price/ 2021 Est. EPS (x)	Valuation Price/ 2022 Est. EPS (x)	YTD Price Change (%)
Core Comparables														
Capital One Financial Corporation	COF	157.15	93.5	274.3	70,952	425,175	1.76	12.57	1.73	1.27	10.1	8.8	9.9	59.0
Ally Financial Inc.	ALLY	50.37	89.0	269.1	18,671	181,879	1.20	15.05	1.32	1.28	8.6	7.8	8.2	41.3
OneMain Holdings, Inc.	OMF	60.45	97.7	271.7	8,129	21,285	4.95	34.41	5.11	2.46	7.2	6.4	7.4	25.5
Credit Acceptance Corporation	CACC	452.71	84.0	169.7	7,554	7,707	9.51	31.96	3.25	3.25	10.9	11.3	12.5	30.8
Median - Core Comparables							**3.35**	**23.50**	**2.49**	**1.87**	**9.4**	**8.3**	**9.0**	**36.0**
Additional Comparables														
Discover Financial Services	DFS	119.69	95.5	263.6	36,125	113,871	2.43	26.82	3.41	3.30	13.3	8.5	10.2	32.2
Synchrony Financial	SYF	48.87	95.9	232.3	28,423	95,854	2.20	17.06	2.72	2.24	13.5	9.3	9.3	40.8
Alliance Data Systems Corporation	ADS	107.14	83.6	275.5	5,327	21,163	2.11	34.65	15.74	3.02	10.7	7.1	7.4	44.6
Median - Additional Comparables							**2.20**	**26.82**	**3.41**	**3.02**	**13.3**	**8.5**	**9.3**	**40.8**
Median - Overall							**2.20**	**26.82**	**3.25**	**2.46**	**10.7**	**8.5**	**9.3**	**40.8**
Mean - Overall							**3.45**	**24.64**	**4.75**	**2.40**	**10.6**	**8.4**	**9.3**	**39.2**
Santander Consumer USA Holdings Inc.	**SC**	**36.43**	**88.6**	**227.3**	**11,149**	**47,234**	**3.45**	**31.00**	**1.83**	**1.79**	**7.6**	**5.8**	**9.9**	**65.4**

Source: S&P Global Market Intelligence
Financial data as of or for the period ending March 31, 2021
Pricing data as of July 1, 2021

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Quarterly Income Statement Summary

($ in millions)	For the Quarter Ended, 3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Retained Originations	**$ 6,281.8**	**$ 6,817.8**	**$ 6,632.3**	**$ 6,109.2**	**$ 6,140.8**	**$ 6,434.3**	**$ 7,510.0**	**$ 6,441.1**	**$ 6,540.4**
Revenue									
Interest Income	1,913.4	1,948.8	1,989.3	2,005.1	2,029.3	1,976.8	2,028.0	2,056.8	2,047.0
Interest Expense	778.4	774.5	791.4	849.6	881.7	919.8	759.3	721.2	677.3
Net Financing Revenue	1,135.0	1,174.3	1,197.8	1,155.4	1,147.6	1,057.0	1,268.7	1,335.5	1,369.6
Investment Losses, Net	(67.1)	(84.8)	(86.4)	(168.4)	(63.4)	(147.6)	(69.0)	(120.6)	(14.7)
Net Loan Servicing Fees	23.8	25.0	21.4	21.1	19.1	19.1	18.6	17.4	18.7
Other Noninterest Income	94.4	90.2	96.2	83.3	95.1	82.1	78.9	87.8	100.5
Total Revenue	**1,186.1**	**1,204.7**	**1,229.1**	**1,091.4**	**1,198.4**	**1,010.6**	**1,297.2**	**1,320.2**	**1,474.1**
Expenses									
Provision for Loan Losses	550.9	430.7	566.8	545.3	907.9	861.9	340.5	254.1	136.2
Compensation & Benefits	127.9	122.7	132.3	127.9	133.3	127.6	128.0	163.9	153.9
Foreclosure & Repo	70.9	69.7	62.9	58.6	57.7	22.3	35.9	44.5	45.3
Other Expense	99.2	101.6	152.4	137.3	106.0	128.3	130.2	174.4	162.6
Total Expenses	**848.8**	**724.7**	**914.4**	**869.1**	**1,204.9**	**1,140.1**	**634.6**	**637.0**	**498.0**
Net Income									
Net Income before Taxes	337.3	480.0	314.7	222.3	(6.4)	(129.5)	662.6	683.2	976.1
Provision for Taxes	89.8	111.8	82.2	76.2	(2.5)	(32.9)	172.5	161.8	234.5
Net Income	**$ 247.5**	**$ 368.3**	**$ 232.5**	**$ 146.1**	**$ (4.0)**	**$ (96.7)**	**$ 490.1**	**$ 521.5**	**$ 741.7**
Earnings Per Share	**$ 0.70**	**$ 1.05**	**$ 0.67**	**$ 0.43**	**$ (0.01)**	**$ (0.30)**	**$ 1.58**	**$ 1.70**	**$ 2.42**
LTM ROAE	**13.05%**	**13.34%**	**13.24%**	**13.73%**	**9.14%**	**10.63%**	**4.32%**	**16.75%**	**31.00%**

Source: S&P Global Market Intelligence

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Quarterly Balance Sheet Summary

($ in millions)	For the Quarter Ended, 3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Cash and Cash Equivalents (1)	$ 2,533.7	$ 2,467.0	$ 2,376.1	$ 2,253.3	$ 2,584.0	$ 2,352.4	$ 2,520.3	$ 2,472.1	$ 3,268.5
Gross Loans HFI	28,775.0	28,961.0	29,617.0	30,810.5	30,829.9	30,606.4	33,602.1	33,114.6	32,090.2
Loan-loss Reserve	3,176.3	3,122.3	3,116.7	3,043.5	5,460.1	5,860.0	6,152.4	6,110.6	6,005.1
Net Loans HFI	25,598.7	25,838.7	26,500.4	27,767.0	25,369.8	24,746.5	27,449.7	27,004.0	26,085.1
Loans Held for Sale	974.0	1,249.1	925.6	1,007.1	912.1	2,445.6	763.3	1,567.5	-
Equipment Under Op Leases	14,388.7	15,313.4	16,037.8	16,462.0	16,746.9	16,239.6	16,195.4	16,391.1	16,478.2
Net Loans & Leases	40,961.4	42,401.2	43,463.8	45,236.1	43,028.8	43,431.7	44,408.4	44,962.6	42,563.3
Total Intangible Assets	115.3	108.2	110.7	116.8	121.9	127.2	136.4	144.2	147.9
Total Other Assets	1,435.6	1,439.7	1,328.5	1,327.3	1,372.2	1,357.4	1,383.8	1,308.6	1,254.3
Total Assets	**$ 45,045.9**	**$ 46,416.1**	**$ 47,279.0**	**$ 48,933.5**	**$ 47,106.9**	**$ 47,268.7**	**$ 48,448.9**	**$ 48,887.5**	**$ 47,234.0**
Total Debt	35,732.3	36,848.6	37,712.4	39,270.8	40,290.5	40,702.7	41,429.1	41,202.3	38,608.8
Deferred Tax Liability	1,230.5	1,327.3	1,403.6	1,468.2	940.1	910.4	1,095.2	1,263.8	1,497.8
Total Other Liabilities	924.5	902.9	817.7	875.9	730.2	760.1	829.8	799.5	895.6
Total Liabilities	37,887.4	39,078.8	39,933.8	41,614.9	41,960.8	42,373.2	43,354.1	43,265.5	41,002.1
Total Equity	7,158.5	7,337.3	7,345.2	7,318.6	5,146.1	4,895.5	5,094.8	5,622.0	6,231.9
Total Liabilities & Equity	**$ 45,045.9**	**$ 46,416.1**	**$ 47,279.0**	**$ 48,933.5**	**$ 47,106.9**	**$ 47,268.7**	**$ 48,448.9**	**$ 48,887.5**	**$ 47,234.0**
CET1 Capital Ratio	**15.80%**	**15.70%**	**15.40%**	**14.80%**	**13.80%**	**13.40%**	**13.70%**	**14.60%**	**16.50%**
CET1 Capital	**$ 6,982.1**	**$ 7,206.6**	**$ 7,226.4**	**$ 7,192.6**	**$ 6,725.5**	**$ 6,573.7**	**$ 6,834.3**	**$ 7,341.0**	**$ 7,916.0**

Source: S&P Global Market Intelligence
1) Includes Restricted Cash

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Research Analyst Median Estimates and Key Components

Research analysts expect a "return to normal" level of provisions in 2022

($ in millions, except per share values)	Actuals		2021 Estimates					2022 Estimates				
	2019	2020	Q-1 (A)	Q-2	Q-3	Q-4	Full Yr[1]	Q-1	Q-2	Q-3	Q-4	Full Yr[1]
Income Statement Highlights												
Financing Revenue	$4,663	$4,809	$1,370	$1,301	$1,315	$1,320	$5,334	$1,290	$1,295	$1,311	$1,304	$5,343
Loan Loss Provisions	2,094	2,364	136	373	529	588	1,716	623	704	796	782	2,801
Earnings Before Taxes	1,354	1,210	976	665	459	406	2,495	446	365	331	328	1,400
Net Income	994	911	742	501	361	275	1,876	316	283	240	226	1,035
Earnings per Share	***2.86***	***2.87***	***2.42***	***1.69***	***1.23***	***1.04***	***6.28***	***1.09***	***0.92***	***0.87***	***0.80***	***3.70***
Balance Sheet Highlights												
Total Assets	48,934	48,887	47,234	47,131	47,750	47,931	48,475	48,783	49,714	50,317	50,659	51,034
Tangible Book Value	7,202	5,478	6,084	6,652	6,901	7,004	7,004	7,011	7,115	7,226	7,203	7,203
TBV per Share	***21.23***	***17.90***	***19.88***	***21.43***	***22.28***	***23.10***	***23.10***	***24.48***	***25.25***	***25.79***	***26.04***	***24.89***

Source: S&P Global Market Intelligence
Note: Based on Median Analyst Estimates as of July 1, 2021
1) Full year median estimates may differ from quarterly estimates based upon the number of analysts reporting each metric

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PSC Research Analyst Median Estimates and Key Components

PSC Research Analyst (Kevin Barker)

	Actuals		2021 Estimates					2022 Estimates				
($ in millions, except per share values)	2019	2020	Q-1 (A)	Q-2	Q-3	Q-4	Full Yr	Q-1	Q-2	Q-3	Q-4	Full Yr
Income Statement Highlights												
Financing Revenue	$4,663	$4,809	$1,370	$1,317	$1,276	$1,278	$5,241	$1,246	$1,272	$1,287	$1,304	$5,110
Loan Loss Provisions	2,094	2,364	136	83	212	416	847	612	588	784	817	2,800
Earnings Before Taxes	1,354	1,210	976	981	819	582	3,359	363	424	251	199	1,237
Net Income	994	911	742	736	614	437	2,529	272	318	189	149	928
Earnings per Share	***2.86***	***2.87***	***2.42***	***2.40***	***2.04***	***1.47***	***8.33***	***0.92***	***1.09***	***0.65***	***0.52***	***3.19***
Balance Sheet Highlights												
Total Assets	48,934	48,887	47,234	47,131	47,396	47,931	47,931	48,417	49,292	5,061	50,659	50,659
Tangible Book Value	7,202	5,478	6,084	6,753	7,151	7,372	7,372	7,479	7,633	7,658	7,645	7,645
TBV per Share	***21.23***	***17.90***	***19.88***	***22.06***	***23.73***	***24.83***	***24.83***	***25.43***	***26.20***	***26.54***	***26.73***	***26.73***

Source: S&P Global Market Intelligence
Note: Based on Piper Sandler Research Analyst Estimates

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Analyst# 19 19 20 20 20 20 20 19 17 18 18 18 17 16 16 15 15 15 15 15 15 15 15 15 16 17 17 17 100% 90% 20% 22% 22% 22% 24% 24% 25% 25% 26% 27% 27% 27% 27% 27% 27% 27% 30% 30% 30% 30% 33% 33% 80% 40% 44% 47% 47% 47% 53% 70% 60% 50% 73% 60% 60% 60% 60% 60% 72% 71% 69% 69% 40% 67% 67% 68% 78% 78% 76% 65% 65% 60% 60% 70% 70% 50% 30% 60% 47% 47% 53% 47% 20% 10% 13% 13% 13% 13% 13% 7% 7% 7% 7% 7% 6% 6% 6% 6% 6% 6% 6% 5% 5% 5% 0% 4/19 5/19 6/19 7/19 8/19 9/19 10/19 11/19 12/19 1/20 2/20 3/20 4/20 5/20 6/20 7/20 8/20 9/20 10/20 11/20 12/20 1/21 2/21 3/21 4/21 5/21 6/21 7/21 Underweight + Sell Hold Buy + Overweight § JMP Securities: Downgrade to HOLD on July 1, 2021 § Compass Point Research: Downgrade to HOLD on July 1, 2021 § Jefferies: Downgrade to HOLD on July 2, 2021 § BMO Capital Markets: Downgrade to HOLD on July 2, 2021

2022 Analyst Estimates Piper Compasss Deutsche Janney JMP Sandler BMO Point Bank Montgomery Jefferies Securities KBW Stephens Consensus△ '21 - '22 2022 Earnings Detail ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) Net Interest Income 5,110 5,193 5,108 5,453 5,741 5,594 5,321 0.8% Provision Expense 2,800 1,710 2,626 2,343 2,904 3,014 2,801 2,736 3,311 2,694 75.6% Operating Expenses 1,285 1,307 1,209 1,244 1,163 1,530 1,267 1,221 1,570 1,311 6.4% Pre-tax Net Income 1,237 2,348 1,446 1,560 1,365 1,410 1,433 1,389 1,350 1,554 (43.7%) Net Income 928 1,808 1,084 1,170 1,024 1,058 1,075 1,035 918 1,161 (44.3%) Earnings per Share $3.19 $5.20 $3.60 $4.00 $3.86 $3.66 $3.51 $3.97 $3.45 $3.90 (41.9%) 2022 Balance Sheet Detail Total Assets 5 0,659 5 0,367 57,113 4 8,632 6 1,060 5 3,566 8.0% Total Equity 7,793 8,173 8,034 6,998 7,144 8,563 5,853 7,461 7.2% TBV per Share $26.73 $26.92 $26.45 $24.29 $27.71 $23.25 $21.94 $25.33 10.7% Estimate Date 7/1/2021 7/6/2021 7/1/2021 5/26/2021 7/1/2021 7/6/2021 7/1/2021 7/2/2021 6/14/20212022 Analyst Estimates Piper Compasss Deutsche Janney JMP Sandler BMO Point Bank Montgomery Jefferies Securities KBW Stephens Consensus△ '21 - '22 2022 Earnings Detail ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) ($mm) Net Interest Income 5,110 5,193 5,108 5,453 5,741 5,594 5,321 0.8% Provision Expense 2,800 1,710 2,626 2,343 2,904 3,014 2,801 2,736 3,311 2,694 75.6% Operating Expenses 1,285 1,307 1,209 1,244 1,163 1,530 1,267 1,221 1,570 1,311 6.4% Pre-tax Net Income 1,237 2,348 1,446 1,560 1,365 1,410 1,433 1,389 1,350 1,554 (43.7%) Net Income 928 1,808 1,084 1,170 1,024 1,058 1,075 1,035 918 1,161 (44.3%) Earnings per Share $3.19 $5.20 $3.60 $4.00 $3.86 $3.66 $3.51 $3.97 $3.45 $3.90 (41.9%) 2022 Balance Sheet Detail Total Assets 5 0,659 5 0,367 57,113 4 8,632 6 1,060 5 3,566 8.0% Total Equity 7,793 8,173 8,034 6,998 7,144 8,563 5,853 7,461 7.2% TBV per Share $26.73 $26.92 $26.45 $24.29 $27.71 $23.25 $21.94 $25.33 10.7% Estimate Date 7/1/2021 7/6/2021 7/1/2021 5/26/2021 7/1/2021 7/6/2021 7/1/2021 7/2/2021 6/14/2021

Fiat Chrysler Automobiles Relationship 1 Relationship with SHUSA 2 Excess Capital 3 Excess Loan Loss Reserve 4Fiat Chrysler Automobiles Relationship 1 Relationship with SHUSA 2 Excess Capital 3 Excess Loan Loss Reserve 4

1 § § § § § § § § § §

1 § § § § § § § § § § § § §1 § § § § § § § § § § § § §

1 §§ §§ §§ §§ § § § §1 §§ §§ §§ §§ § § § §

1

2 § § § § March 31, 2021 - (amounts in thousands) Counterparty Item Utilized Balance Committed Amount Weighted Avg Rates SHUSA Promissory Notes $ 6,500,000.0 $ 6,500,000.0 3.90% Santander Promissory Notes $ 4,000,000.0 $ 4 ,000,000.0 1.19% SHUSA Lines of Credit -- $ 3,000,000.0 3.12% $ 10,500,000.0 $ 13,500,000.0 2.92% § § § §2 § § § § March 31, 2021 - (amounts in thousands) Counterparty Item Utilized Balance Committed Amount Weighted Avg Rates SHUSA Promissory Notes $ 6,500,000.0 $ 6,500,000.0 3.90% Santander Promissory Notes $ 4,000,000.0 $ 4 ,000,000.0 1.19% SHUSA Lines of Credit -- $ 3,000,000.0 3.12% $ 10,500,000.0 $ 13,500,000.0 2.92% § § § §

2 2021E Funding Plan § Originations • § • Financing Activity & Capital Distributions • •2 2021E Funding Plan § Originations • § • Financing Activity & Capital Distributions • •

2 2021 Funding Plan Originations § • § • Financing Activity & Capital Distributions • • § § §2 2021 Funding Plan Originations § • § • Financing Activity & Capital Distributions • • § § §

3

Excess Capital Analysis

Dividend Analysis

March 31, 2021 Commentary

- Santander Consumer has a 16.5% CET1 capital ratio as compared to its 11.5% internal target
- At 11.5%, the Company has $2.4 billion of excess capital which represents the following metrics:
  - 22% of the current overall market value
  - $7.84 per share of excess capital when spread across all 306 million shares
- Distributing such excess capital would have limited impact on SC's pro forma earnings, $36 million after-tax (12 cents/share) assuming a 2% funding cost for the distribution, or $1.16 in value at the current multiple
- Looked at another way, adjusting the share price for the $7.84 excess capital, reduces the effective 2022 P/E multiple from 9.9x to 8.0x

December 31, 2021E Commentary

- Santander Consumer has an estimated 18.9% CET1 capital ratio as compared to its 11.5% internal target
- At 11.5%, the Company has an estimated $3.5 billion of excess capital which represents the following metrics:
  - 31% of the current overall market value
  - $11.32 per share of excess capital when spread across all 306 million shares
- Distributing such excess capital would have limited impact on SC's pro forma earnings, $52 million after-tax (17 cents/share) assuming a 2% funding cost for the distribution, or $1.67 in value at the current multiple
- Looked at another way, adjusting the share price for the $11.32 excess capital, reduces the effective 2022 P/E multiple from 9.9x to 7.1x

Adjusted Price to 2022E EPS

CET1 Ratio	3/31/2021	12/31/2021E
CET1 Ratio	16.5%	18.9%
Internal Target (Min Requirement)	11.5%	11.5%
Excess Capital	**5.0%**	**7.4%**

Excess Capital	3/31/2021	12/31/2021E
Risk-Weighted Assets	$ 47,995.8	$ 49,553.0
Excess Capital Percent	5.0%	7.4%
Total Excess Capital	**$ 2,399.8**	**$ 3,666.9**
Quarterly Dividend @ $0.22 for 3 quarters	-	$ 202.0
Total Excess Capital Less Dividend	**-**	**$ 3,464.9**

Excess Capital per Share	3/31/2021	12/31/2021E
Total Excess Capital	$ 2,399.8	$ 3,464.9
Total Shares Outstanding	306,035,735	306,035,735
Excess Capital per Share	**$ 7.84**	**$ 11.32**
Less Cost of Financing	$ (1.16)	$ (1.67)
Net Excess Capital per Share	**$ 6.68**	**$ 9.65**

Adj. P / 2022E EPS, Net of Excess Cap.	3/31/2021	12/31/2021E
Shares Outstanding	306,035,735	306,035,735
Excess Capital per Share	$ 7.84	$ 11.32
Stock Price as of 7/01/2021	$ 36.43	$ 36.43
Stock Price less Excess Capital	**$ 28.59**	**$ 25.11**
2022E Earnings per Share	$ 3.70	$ 3.70
Less Cost of Financing	$ (0.12)	$ (0.17)
Adjusted 2022E Earnings per Share	**$ 3.58**	**$ 3.53**
Adjusted 2022E Earnings per Share	**$ 3.58**	**$ 3.53**
Adjusted Price / 2022E EPS	**8.0x**	**7.1x**

Source: S&P Global Market Intelligence, PSC Research
Note: Financial data as of March 31, 2021
Pricing data as of July 1, 2021

PIPER SANDLER | 27

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

3 Buyback at Current Price 3/31/2021 12/31/2021E Buyback at 20% Premium 3/31/2021 12/31/2021E Total Excess Capital $ 2,399.8 $ 3,464.9 Total Excess Capital $ 2,399.8 $ 3,464.9 Price per Share (7/1/2021) $ 36.43 $ 36.43 +20% Price per Share (7/1/2021) $ 43.72 $ 43.72 Number of Shares Purchased 65,874,067 95,112,227 Number of Shares Purchased 54,895,056 79,260,189 Shares Outstanding 306,035,735 306,035,735 Shares Outstanding 306,035,735 306,035,735 Less Number of Shares Purchased 65,874,067 95,112,227 Less Number of Shares Purchased 54,895,056 79,260,189 New Total Shares Outstanding 240,161,668 210,923,508 New Total Shares Outstanding 251,140,679 226,775,546 % of Shares Purchased 21.5% 31.1% % of Shares Purchased 17.9% 25.9% Current 2022E EPS $ 3.70 $ 3.70 Current 2022E EPS $ 3.70 $ 3.70 1 1 Adjusted 2022E EPS $ 4.59 $ 5.19 Adjusted 2022E EPS $ 4.39 $ 4.82 Earnings Accretion 24.2% 40.5% Earnings Accretion 18.7% 30.4% Current P / 2022E EPS Multiple 9.9x 9.9x Current P / 2022E EPS Multiple 9.9x 9.9x Pro Forma Price at Current Multiple $ 45.26 $ 51.18 Pro Forma Price at Current Multiple $ 43.23 $ 47.49 Implied Premium to Current Price - $ $ 8.83 $ 14.75 Implied Premium to Current Price - $ $ 6.80 $ 11.06 Implied Premium to Current Price - % 24.2% 40.5% Implied Premium to Current Price - % 18.7% 30.4%3 Buyback at Current Price 3/31/2021 12/31/2021E Buyback at 20% Premium 3/31/2021 12/31/2021E Total Excess Capital $ 2,399.8 $ 3,464.9 Total Excess Capital $ 2,399.8 $ 3,464.9 Price per Share (7/1/2021) $ 36.43 $ 36.43 +20% Price per Share (7/1/2021) $ 43.72 $ 43.72 Number of Shares Purchased 65,874,067 95,112,227 Number of Shares Purchased 54,895,056 79,260,189 Shares Outstanding 306,035,735 306,035,735 Shares Outstanding 306,035,735 306,035,735 Less Number of Shares Purchased 65,874,067 95,112,227 Less Number of Shares Purchased 54,895,056 79,260,189 New Total Shares Outstanding 240,161,668 210,923,508 New Total Shares Outstanding 251,140,679 226,775,546 % of Shares Purchased 21.5% 31.1% % of Shares Purchased 17.9% 25.9% Current 2022E EPS $ 3.70 $ 3.70 Current 2022E EPS $ 3.70 $ 3.70 1 1 Adjusted 2022E EPS $ 4.59 $ 5.19 Adjusted 2022E EPS $ 4.39 $ 4.82 Earnings Accretion 24.2% 40.5% Earnings Accretion 18.7% 30.4% Current P / 2022E EPS Multiple 9.9x 9.9x Current P / 2022E EPS Multiple 9.9x 9.9x Pro Forma Price at Current Multiple $ 45.26 $ 51.18 Pro Forma Price at Current Multiple $ 43.23 $ 47.49 Implied Premium to Current Price - $ $ 8.83 $ 14.75 Implied Premium to Current Price - $ $ 6.80 $ 11.06 Implied Premium to Current Price - % 24.2% 40.5% Implied Premium to Current Price - % 18.7% 30.4%

Excess Loan Loss Reserve Analysis

4

Reserves + Tangible Equity

($ in millions)	2017	2018	2019	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1
Reserves	$ 3,353	$ 3,240	$ 3,043	$ 5,460	$ 5,860	$ 6,152	$ 6,111	$ 6,005
Reserves per Share	*9.30*	*9.20*	*8.97*	*17.00*	*18.53*	*20.10*	*19.96*	*19.62*
Tangible Equity	$ 6,362	$ 6,909	$ 7,202	$ 5,024	$ 4,768	$ 4,958	$ 5,478	$ 6,084
Tangible Equity per Share	*17.65*	*19.61*	*21.23*	*15.65*	*15.08*	*16.20*	*17.90*	*19.88*
Total Assets	$ 39,403	$ 43,960	$ 48,934	$ 47,107	$ 47,269	$ 48,449	$ 48,887	$ 47,234
Shares Outstanding (in millions)	360.5	352.3	339.2	321.1	316.2	306.1	306.1	306.0
Reserves + Tangible Equity / Total Assets	24.7%	23.1%	21.0%	22.3%	22.5%	23.0%	23.7%	25.6%
Reserves + Tangible Equity per Share	$ 26.95	$ 28.81	$ 30.20	$ 32.65	$ 33.61	$ 36.30	$ 37.86	$ 39.50
Memo: LTM Net Charge-offs	**$ 2,435**	**$ 2,317**	**$ 2,291**	**$ 2,269**	**$ 2,267**	**$ 1,722**	**$ 1,400**	**$ 1,050**

Note: CECL Impact in Q1 2020

- January 1, 2020, the Company adopted CECL, which resulted in a reduction to the retained earnings balance, net of income tax, and an increase to the allowance for loan losses of approximately $2.1 billion
- SC has elected to defer CECL's effect on regulatory capital for two years followed by a three-year phase-in period per regulatory guidance

Source: S&P Global Market Intelligence; Company Filings

PIPER SANDLER | 29

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

4 1 SC Recovery Rates (% of Gross Loss) 91.4% 64.2% 69.1% 55.9% 60.3% 55.9% 52.2% 50.1% 45.7% 3/1/2019 3/1/2020 3/1/20214 1 SC Recovery Rates (% of Gross Loss) 91.4% 64.2% 69.1% 55.9% 60.3% 55.9% 52.2% 50.1% 45.7% 3/1/2019 3/1/2020 3/1/2021

Dividend Discount Model

DDM Analysis as of Jan 1, 2022E

Calculation of Discount Rate	
Current 10 Year Treasury	1.41%
Equity Risk Premium	7.15%
Size Premium	0.80%
Industry Premium	2.72%
Discount Rate	12.08%

($ in millions, except per share data)	2022E	2023E	2024E	2025E	2026E
Santander Consumer Net Income	1,035	1,100	1,187	1,282	1,385
YoY Growth			*8.0%*	*8.0%*	*8.0%*
Earnings per Share	*3.70*	*4.02*	*4.37*	*4.76*	*5.18*
Historical RWA Ratio	101.2%	101.2%	101.2%	101.2%	101.2%
Total Assets	51,034	53,585	56,264	59,078	62,032
YoY Growth		*5.0%*	*5.0%*	*5.0%*	*5.0%*
Risk-Weighted Assets	51,649	54,231	56,943	59,790	62,780
Internal CET1 Target	11.5%	11.5%	11.5%	11.5%	11.5%
Required CET1	5,940	6,237	6,548	6,876	7,220
Less: Intangibles	155	155	155	155	155
Less: Adj. Due to CECL Capital Relief	1,354	903	451	-	-
Required Equity	4,430	5,179	5,942	6,721	7,065
BoP Equity	7,004	4,430	5,179	5,942	6,721
Plus: Net Income	1,035	1,100	1,187	1,282	1,385
Less: Capital Distribution	(3,608)	(351)	(424)	(504)	(1,041)
EoP Equity	4,430	5,179	5,942	6,721	7,065
Capital Distribution	3,608	351	424	504	1,041
Terminal Value	-	-	-	-	13,463
Total	**3,608**	**351**	**424**	**504**	**14,504**

Valuation	
Assumptions	
Discount Rate	12.0%
Terminal PE Multiple[1]	9.0x
DDM Value	$12,354
Shares Outstanding	306.1
DDM Value per Share	**$40.36**

DDM Sensitivity Table (For Illustrative Purposes Only)

Terminal PE Value	Discount Rate: 10.0%	11.0%	12.0%	13.0%	14.0%
7.0x	$37.18	$35.97	$34.81	$33.71	$32.67
8.0x	$40.22	$38.87	$37.59	$36.37	$35.20
9.0x	$43.25	$41.77	$40.36	$39.02	$37.74
10.0x	$46.29	$44.67	$43.13	$41.67	$40.28
11.0x	$49.32	$47.57	$45.91	$44.32	$42.82

Source: S&P Global Market Intelligence, PSC Research
Notes: Forecasts based on Research Analyst earnings growth for 2022E and 2023E with net Income growth held constant
1) DDM model uses a range of 2022E P/Es based upon SCUSA's core comparables (see Tab II)

PIPER SANDLER | 31

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Proposal Dated Undisturbed 7/1/2021 Price (7/1/21) Implied Price per Share ($ in mm, except per share metrics) Input $36.43 $37.00 $38.00 $39.00 $40.00 $41.00 $42.00 $43.00 $44.00 $45.00 Price / 2020A Earnings per Share $2.87 12.7x 12.9x 13.2x 13.6x 13.9x 14.3x 14.6x 15.0x 15.3x 15.7x 2021E Earnings per Share (Analyst Consensus) $6.28 5.8x 5.9x 6.1x 6.2x 6.4x 6.5x 6.7x 6.8x 7.0x 7.2x 2022E Earnings per Share (Analyst Consensus) $3.70 9.9x 10.0x 10.3x 10.6x 10.8x 11.1x 11.4x 11.6x 11.9x 12.2x 2021E Earnings per Share (Company Estimates) $8.42 4.3x 4.4x 4.5x 4.6x 4.8x 4.9x 5.0x 5.1x 5.2x 5.3x 2022E Earnings per Share (Company Estimates) $4.18 8.7x 8.9x 9.1x 9.3x 9.6x 9.8x 10.0x 10.3x 10.5x 10.8x 2023E Earnings per Share (Company Estimates) $3.94 9.2x 9.4x 9.6x 9.9x 10.2x 10.4x 10.7x 10.9x 11.2x 11.4x 2024E Earnings per Share (Company Estimates) $4.11 8.9x 9.0x 9.2x 9.5x 9.7x 10.0x 10.2x 10.5x 10.7x 10.9x 3/31/2021 Tangible BV per Share $19.88 1.83x 1.86x 1.91x 1.96x 2.01x 2.06x 2.11x 2.16x 2.21x 2.26x 12/31/2021E Tangible BV per Share $21.45 1.70x 1.72x 1.77x 1.82x 1.86x 1.91x 1.96x 2.00x 2.05x 2.10x 0.92x 0.94x 0.96x 0.99x 1.01x 1.04x 1.06x 1.09x 1.11x 1.14x 3/31/2021 TLAC per Share $39.50 Premium / Closing Price as of 7/1/2021 $36.43 0.0% 1.6% 4.3% 7.1% 9.8% 12.5% 15.3% 18.0% 20.8% 23.5% Closing Price as of 7/12/2021 $40.99 (11.1%) (9.7%) (7.3%) (4.9%) (2.4%) 0.0% 2.5% 4.9% 7.3% 9.8% Implied Market Capitalization 306,035,735 $11,149 $11,323 $11,629 $11,935 $12,241 $12,547 $12,854 $13,160 $13,466 $13,772 Implied Value of Public Float (19.6%) 60,015,942 $2,186 $2,221 $2,281 $2,341 $2,401 $2,461 $2,521 $2,581 $2,641 $2,701

1 n 44 financial services transactions larger than $1.0 billion in the last 5 years indicated the following: 2 l Operating companies had a median premium to 2 days prior to announcement of 22.6% and a mean of 23.9% l 50%+ cash considerations have higher premiums with a median of 22.7% and mean of 25.8% l Banks & Thrifts have lower premiums with a median of 9.8% and mean of 10.1% l Overall the median was 12.1% and mean of 15.8% n This comparison is not apples-to-apples given these transactions are not affiliated party (all are change-in-control transactions) Deal Value ($ in millions) Premium to 2 Days Prior (%) Operating Companies Median $ 2,846.2 22.6 (n = 18) Mean $ 4,799.5 23.9 50+% Cash Consideration Median $ 2,151.0 22.7 (n = 13) Mean $ 2,905.3 25.8 Bank & Thrift Only Median $ 2,329.3 9.8 (n = 24) Mean $ 3,743.2 10.1 Full List of Transactions Median $ 2,389.2 12.1 (n = 44) Mean $ 4,084.1 15.81 n 44 financial services transactions larger than $1.0 billion in the last 5 years indicated the following: 2 l Operating companies had a median premium to 2 days prior to announcement of 22.6% and a mean of 23.9% l 50%+ cash considerations have higher premiums with a median of 22.7% and mean of 25.8% l Banks & Thrifts have lower premiums with a median of 9.8% and mean of 10.1% l Overall the median was 12.1% and mean of 15.8% n This comparison is not apples-to-apples given these transactions are not affiliated party (all are change-in-control transactions) Deal Value ($ in millions) Premium to 2 Days Prior (%) Operating Companies Median $ 2,846.2 22.6 (n = 18) Mean $ 4,799.5 23.9 50+% Cash Consideration Median $ 2,151.0 22.7 (n = 13) Mean $ 2,905.3 25.8 Bank & Thrift Only Median $ 2,329.3 9.8 (n = 24) Mean $ 3,743.2 10.1 Full List of Transactions Median $ 2,389.2 12.1 (n = 44) Mean $ 4,084.1 15.8

Deal Value Deal Value to Earnings Deal Value to Premium to Buyer Target Announcement Date ($ in mm) Trailing Forward Tang. Book Market Price Regions Bank EnerBank USA 6/8/2021 $960 12.5x NA 3.06x NA Investor Group (Apollo / Varde) OneMain Holdings 1/4/2018 NA NA NA NA NA (1) Discover Bank Student Loan Corporation 9/17/2010 $600 5.3x NA 0.46x 41.8% General Motors Holdings AmeriCredit Corp. 7/22/2010 $3,325 15.1x 16.0x 1.50x 24.4% (2) Investor Group (Ceberus Capital General Motors Acceptance 4/2/2006 $14,000 5.8x NA 0.73x NA Mgmt / Aozora Bank) Corporation HSBC Holdings Metris Companies 8/4/2005 $1,543 12.6x NA 1.86x 1.1% Washington Mutual Providian Financial Corporation 6/5/2005 $6,399 14.0x 11.8x 1.93x 4.2% HSBC Holdings Household International 11/14/2002 $14,861 8.5x 6.7x 1.54x 33.5% Citigroup Associate First Capital Corp. 9/6/2000 $31,132 20.7x 18.3x 3.01x 51.8% Household International Beneficial Corp. 4/7/1998 $8,543 33.7x 27.5x 4.82x 15.0% High $31,132 33.7x 27.5x 4.82x 51.8% Median $6,399 12.6x 16.0x 1.86x 24.4% Mean $9,040 14.2x 16.1x 2.10x 24.5% Low $600 5.3x 6.7x 0.46x 1.1% Note: This comparison is not apples-to-apples given these transactions are not affiliated party (all are change-in-control transactions)Deal Value Deal Value to Earnings Deal Value to Premium to Buyer Target Announcement Date ($ in mm) Trailing Forward Tang. Book Market Price Regions Bank EnerBank USA 6/8/2021 $960 12.5x NA 3.06x NA Investor Group (Apollo / Varde) OneMain Holdings 1/4/2018 NA NA NA NA NA (1) Discover Bank Student Loan Corporation 9/17/2010 $600 5.3x NA 0.46x 41.8% General Motors Holdings AmeriCredit Corp. 7/22/2010 $3,325 15.1x 16.0x 1.50x 24.4% (2) Investor Group (Ceberus Capital General Motors Acceptance 4/2/2006 $14,000 5.8x NA 0.73x NA Mgmt / Aozora Bank) Corporation HSBC Holdings Metris Companies 8/4/2005 $1,543 12.6x NA 1.86x 1.1% Washington Mutual Providian Financial Corporation 6/5/2005 $6,399 14.0x 11.8x 1.93x 4.2% HSBC Holdings Household International 11/14/2002 $14,861 8.5x 6.7x 1.54x 33.5% Citigroup Associate First Capital Corp. 9/6/2000 $31,132 20.7x 18.3x 3.01x 51.8% Household International Beneficial Corp. 4/7/1998 $8,543 33.7x 27.5x 4.82x 15.0% High $31,132 33.7x 27.5x 4.82x 51.8% Median $6,399 12.6x 16.0x 1.86x 24.4% Mean $9,040 14.2x 16.1x 2.10x 24.5% Low $600 5.3x 6.7x 0.46x 1.1% Note: This comparison is not apples-to-apples given these transactions are not affiliated party (all are change-in-control transactions)

n l l l l Deal Stock Price Total Initial Final Initial Value Before Initial Final Rounds Premium to Premium to Increase to 2 Annc. Date Buyer Target ($ mm) Offer or Rumor Offer Offer of Offers Initial Stock Price Initial Stock Price Initial Offer 11/15/2018 Employers Mutual Casualty Co EMC Insurance Group Inc. $371 $23.83 $30.00 $36.00 4 25.9% 51.1% 20.0% 01/09/2018 Investor Group AmTrust Financial Services $1,390 $10.15 $12.25 $14.75 4 20.7% 45.3% 20.4% 03/07/2016 Great American Insurance Co National Interstate Corp. $315 $22.61 $30.00 $32.50 4 32.7% 43.7% 8.3% 04/01/2014 Hilltop Holdings Inc. SWS Group, Inc. $260 $6.06 $7.00 $7.75 3 15.5% 27.9% 10.7% 12/16/2013 KKR & Co. L.P. KKR Financial Holdings Inc. $2,609 $9.90 $10.56 $12.79 4 6.7% 29.2% 21.1% 11/12/2012 Annaly Capital Management Inc CreXus Investment Corp $876 $11.10 $12.50 $13.05 4 12.6% 17.6% 4.4% 11/12/2012 Leucadia National Corp Jefferies Group Inc $2,924 $14.27 $16.46 $17.66 2 15.4% 23.7% 7.3% 10/13/2008 Banco Santander SA Sovereign Bancorp Inc $1,910 $3.81 $3.81 $3.81 1 0.0% 0.0% 0.0% 08/12/2008 Bank of Tokyo-Mitsubishi UFJ Ltd UnionBanCal Corp,CA $3,808 $53.02 $58.00 $73.50 3 9.4% 38.6% 26.7% 03/10/2008 Nationwide Mutual Insurance Co Nationwide Finl Svcs Inc $2,471 $40.00 $47.20 $52.25 3 18.0% 30.6% 10.7% 07/17/2007 Alfa Mutual Alfa Corp $833 $15.20 $17.60 $22.00 5 15.8% 44.7% 25.0% 11/20/2006 Toronto-Dominion Bank TD Banknorth Inc $3,201 $28.81 $32-34 $32.33 6 14.5% 12.2% (2.0%) Mean 3.6 15.6% 30.4% 12.7% Median 4.0 15.4% 29.9% 10.7%n l l l l Deal Stock Price Total Initial Final Initial Value Before Initial Final Rounds Premium to Premium to Increase to 2 Annc. Date Buyer Target ($ mm) Offer or Rumor Offer Offer of Offers Initial Stock Price Initial Stock Price Initial Offer 11/15/2018 Employers Mutual Casualty Co EMC Insurance Group Inc. $371 $23.83 $30.00 $36.00 4 25.9% 51.1% 20.0% 01/09/2018 Investor Group AmTrust Financial Services $1,390 $10.15 $12.25 $14.75 4 20.7% 45.3% 20.4% 03/07/2016 Great American Insurance Co National Interstate Corp. $315 $22.61 $30.00 $32.50 4 32.7% 43.7% 8.3% 04/01/2014 Hilltop Holdings Inc. SWS Group, Inc. $260 $6.06 $7.00 $7.75 3 15.5% 27.9% 10.7% 12/16/2013 KKR & Co. L.P. KKR Financial Holdings Inc. $2,609 $9.90 $10.56 $12.79 4 6.7% 29.2% 21.1% 11/12/2012 Annaly Capital Management Inc CreXus Investment Corp $876 $11.10 $12.50 $13.05 4 12.6% 17.6% 4.4% 11/12/2012 Leucadia National Corp Jefferies Group Inc $2,924 $14.27 $16.46 $17.66 2 15.4% 23.7% 7.3% 10/13/2008 Banco Santander SA Sovereign Bancorp Inc $1,910 $3.81 $3.81 $3.81 1 0.0% 0.0% 0.0% 08/12/2008 Bank of Tokyo-Mitsubishi UFJ Ltd UnionBanCal Corp,CA $3,808 $53.02 $58.00 $73.50 3 9.4% 38.6% 26.7% 03/10/2008 Nationwide Mutual Insurance Co Nationwide Finl Svcs Inc $2,471 $40.00 $47.20 $52.25 3 18.0% 30.6% 10.7% 07/17/2007 Alfa Mutual Alfa Corp $833 $15.20 $17.60 $22.00 5 15.8% 44.7% 25.0% 11/20/2006 Toronto-Dominion Bank TD Banknorth Inc $3,201 $28.81 $32-34 $32.33 6 14.5% 12.2% (2.0%) Mean 3.6 15.6% 30.4% 12.7% Median 4.0 15.4% 29.9% 10.7%

n n l l l ln n l l l l

Santander Consumer USA Ownership

Top 20 Holders

Holder	Common Stock Held	Ownership (%)	Market Value ($M)	Position Date
1 Banco Santander SA	245,593,555	80.3%	8,920	3/19/2021
2 FMR LLC	13,764,436	4.5%	500	3/31/2021
3 Dimensional Fund Advisors LP	6,293,010	2.1%	229	3/31/2021
4 Vanguard Group Inc.	5,883,634	1.9%	214	3/31/2021
5 BlackRock Inc.	5,800,790	1.9%	211	3/31/2021
6 Canyon Capital Advisors LLC	2,986,928	1.0%	108	3/31/2021
7 Arrowstreet Capital Ltd. Partnership	1,699,801	0.6%	62	3/31/2021
8 Rubric Capital Management LP	1,561,595	0.5%	57	3/31/2021
9 Goldman Sachs Asset Management LP	1,161,547	0.4%	42	3/31/2021
10 Citadel Advisors LLC	1,054,586	0.3%	38	3/31/2021
11 Charles Schwab Investment Management Inc.	975,159	0.3%	35	3/31/2021
12 Norges Bank Investment Management	954,869	0.3%	35	12/31/2020
13 Geode Capital Management LLC	845,588	0.3%	31	3/31/2021
14 State Street Global Advisors Inc.	814,765	0.3%	30	3/31/2021
15 LSV Asset Management	790,700	0.3%	29	3/31/2021
16 Invesco Capital Management LLC	728,616	0.2%	26	3/31/2021
17 Water Street Capital Inc.	670,032	0.2%	24	3/31/2021
18 Marshall Wace North America L.P.	653,491	0.2%	24	3/31/2021
19 Renaissance Technologies LLC	597,400	0.2%	22	3/31/2021
20 The Goldman Sachs Group Inc.	545,096	0.2%	20	3/31/2021

Source: S&P Global Market Intelligence
Note: Pricing data as of July 1, 2021

PIPER SANDLER | 40

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Financial Services M&A Deal Premiums - Full List

Deals in the Previous 5-Years with Deal Value over $1.0 Billion

Buyer / Target Name	Target Industry	Announcement Date	Deal Vale ($ in millions)	Premium to 2 Days Prior (%)	Cash Consideration (%)
1) The Allstate Corp./National General Holdings Corporation	Multi-line Insurance	7/7/2020	3,727	53.48	100
2) Macquarie Group Ltd./Waddell & Reed Financial, Inc.	Asset Management and Custody Banks	12/2/2020	1,645	51.88	100
3) Virtu Financial, Inc./KCG Holdings, Inc.	Investment Banking and Brokerage	3/15/2017	1,420	44.51	100
4) Morgan Stanley/Eaton Vance Corp.	Asset Management and Custody Banks	10/8/2020	6,932	41.09	50
5) SoftBank Group Corp./Fortress Investment Group LLC	Asset Management and Custody Banks	2/14/2017	3,266	36.49	100
6) Morgan Stanley/E*TRADE Financial Corporation	Investment Banking and Brokerage	2/20/2020	13,127	34.15	NA
7) Hellman & Friedman LLC/Financial Engines, Inc.	Asset Management and Custody Banks	4/30/2018	3,025	27.30	100
8) Kemper Corporation/Infinity Property and Casualty Corporation	Property and Casualty Insurance	2/13/2018	1,324	26.58	43
9) Independent Bank Corp./Meridian Bancorp, Inc.	Thrifts and Mortgage Finance	4/22/2021	1,151	23.21	NA
10) Franklin Resources, Inc./Legg Mason, Inc.	Asset Management and Custody Banks	2/18/2020	4,481	22.67	100
11) CBOE Holdings, Inc./Bats Global Markets, Inc.	Other Diversified Financial Services	9/26/2016	3,104	22.51	31
12) Fifth Third Bancorp/MB Financial, Inc.	Regional Banks	5/21/2018	4,617	22.38	10
13) WSFS Financial Corporation/Beneficial Bancorp, Inc.	Thrifts and Mortgage Finance	8/8/2018	1,507	19.55	15
14) Cadence Bancorporation/State Bank Financial Corporation	Regional Banks	5/13/2018	1,502	16.01	NA
15) Independent Bank Group, Inc./Guaranty Bancorp	Regional Banks	5/22/2018	1,037	15.97	NA
16) United Bankshares, Inc./Carolina Financial Corporation	Regional Banks	11/18/2019	1,119	15.90	NA
17) First Financial Bancorp./MainSource Financial Group, Inc.	Regional Banks	7/25/2017	1,001	15.69	NA
18) M&T Bank Corporation/People's United Financial, Inc.	Regional Banks	2/22/2021	7,599	15.44	NA
19) Investor group/Dun & Bradstreet Corporation	Financial Exchanges and Data	8/8/2018	5,458	15.34	100
20) First Citizens BancShares, Inc./CIT Group Inc.	Regional Banks	10/16/2020	2,159	14.51	NA
21) Two Harbors Investment Corp./CYS Investments, Inc.	Mortgage REITs	4/26/2018	1,164	13.08	1
22) Webster Financial Corporation/Sterling Bancorp	Regional Banks	4/19/2021	5,136	13.03	NA
23) Red Ventures LLC/Bankrate, Inc.	Financial Exchanges and Data	7/3/2017	1,326	11.11	100
24) FS Investment Corporation/Corporate Capital Trust, Inc.	Asset Management and Custody Banks	7/23/2018	2,309	10.36	NA
25) Prosperity Bancshares, Inc./LegacyTexas Financial Group, Inc.	Regional Banks	6/17/2019	2,057	10.13	15
26) F.N.B. Corporation/Yadkin Financial Corporation	Regional Banks	7/21/2016	1,487	9.87	NA
27) New York Community Bancorp, Inc./Flagstar Bancorp, Inc.	Thrifts and Mortgage Finance	4/26/2021	2,559	9.74	NA
28) Virtu Financial, Inc./Investment Technology Group, Inc.	Investment Banking and Brokerage	11/7/2018	1,113	9.19	100
29) Huntington Bancshares Incorporated/TCF Financial Corporation	Regional Banks	12/13/2020	5,949	9.19	NA
30) CF Corporation/Fidelity & Guaranty Life	Life and Health Insurance	5/24/2017	1,835	8.36	100
31) BancorpSouth Bank/Cadence Bancorporation	Regional Banks	4/12/2021	2,818	8.10	NA
32) South State Corporation/CenterState Bank Corporation	Regional Banks	1/27/2020	3,212	7.97	NA
33) Charles Schwab Corporation/TD Ameritrade Holding Corporation	Investment Banking and Brokerage	11/25/2019	28,399	7.97	NA
34) Hartford Financial Services Group, Inc./Navigators Group, Inc.	Property and Casualty Insurance	8/22/2018	2,151	7.28	100
35) Investor group/AmTrust Financial Services, Inc.	Property and Casualty Insurance	1/9/2018	1,390	6.88	100
36) BB&T Corporation/SunTrust Banks, Inc.	Regional Banks	2/7/2019	28,283	6.27	NA
37) TIAA Board of Overseers/EverBank Financial Corp	Regional Banks	8/8/2016	2,517	5.35	NA
38) Old National Bancorp/First Midwest Bancorp, Inc.	Regional Banks	6/1/2021	2,469	3.67	NA
39) Henderson Group Plc/Janus Capital Group Inc.	Asset Management and Custody Banks	10/3/2016	2,668	2.93	NA
40) First Horizon National Corporation/IBERIABANK Corporation	Regional Banks	11/4/2019	3,971	1.87	NA
41) Pinnacle Financial Partners, Inc./BNC Bancorp	Regional Banks	1/22/2017	1,732	1.34	NA
42) Synovus Financial Corp./FCB Financial Holdings, Inc.	Regional Banks	7/24/2018	2,735	(0.60)	NA
43) Pacific Premier Bancorp, Inc./Opus Bank	Regional Banks	2/3/2020	1,031	(0.74)	NA
44) First Horizon National Corporation/Capital Bank Financial Corp.	Regional Banks	5/4/2017	2,190	(2.07)	19

Source: S&P Global Market Intelligence
Data as of July 1, 2021

PIPER SANDLER | 41

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

On 7/2/2021 the stock price closed at $40.56; 4.00% or $1.56 above the $39.00 offer $45.00 40,000,000 $40.00 35,000,000 $35.00 30,000,000 $30.00 25,000,000 $25.00 20,000,000 $20.00 15,000,000 $15.00 10,000,000 $10.00 5,000,000 $5.00 $- 0 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Daily Volume Stock PriceOn 7/2/2021 the stock price closed at $40.56; 4.00% or $1.56 above the $39.00 offer $45.00 40,000,000 $40.00 35,000,000 $35.00 30,000,000 $30.00 25,000,000 $25.00 20,000,000 $20.00 15,000,000 $15.00 10,000,000 $10.00 5,000,000 $5.00 $- 0 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Daily Volume Stock Price

Financial Forecast: Total Company P&L (GAAP)

($ in millions, expect per share data)	Actuals		P24 Round 1 v2				Final P23 - 10/09/20				B / (W)			
	2019	2020	2021	2022	2023	2024	2020	2021	2022	2023	2020	2021	2022	2023
Total Company P&L (GAAP):														
Interest on Finance Receivables / Loans	5,050	5,126	5,022	5,000	5,133	5,388	5,138	5,292	5,493	5,691	(12)	(270)	(493)	(558)
Leased Vehicle Income	2,764	2,951	2,819	2,550	2,578	2,514	2,966	2,881	2,787	2,979	(16)	(62)	(237)	(401)
Other Finance and Interest Income	42	14	13	19	23	22	16	11	7	9	(2)	2	12	14
Total Finance and Interest Income	7,856	8,091	7,854	7,569	7,734	7,925	8,120	8,184	8,288	8,678	(29)	(331)	(719)	(945)
Interest Expense	(1,332)	(1,204)	(974)	(806)	(714)	(699)	(1,207)	(1,071)	(978)	(895)	2	97	172	181
Leased Vehicle Expense	(1,862)	(2,078)	(1,510)	(1,650)	(1,811)	(1,744)	(2,199)	(2,124)	(2,067)	(2,210)	121	614	417	399
Net Finance and Interest Income	4,663	4,809	5,369	5,113	5,208	5,482	4,715	4,989	5,243	5,573	94	380	(130)	(365)
Gross Loss	(5,202)	(3,406)	(3,400)	(5,784)	(6,004)	(6,173)	(3,592)	(6,417)	(5,910)	(5,854)	186	3,017	126	(150)
Recoveries	2,911	2,006	2,224	3,322	3,278	3,279	1,970	3,215	3,038	3,025	36	(992)	284	253
Net Credit Loss	(2,291)	(1,400)	(1,176)	(2,462)	(2,726)	(2,894)	(1,622)	(3,201)	(2,872)	(2,829)	222	2,025	410	103
Loan Loss Reserve Release / (Build)	197	(965)	248	51	84	24	(1,102)	471	54	(194)	137	(223)	(3)	279
Provision for Loan Losses	(2,094)	(2,364)	(929)	(2,412)	(2,642)	(2,871)	(2,723)	(2,730)	(2,819)	(3,023)	359	1,802	407	382
Profit Sharing	(53)	(121)	(155)	(33)	(29)	(27)	(73)	(33)	(29)	(35)	(48)	(122)	(3)	6
Investment Gains (Losses), Net	(407)	(401)	(27)	-	-	-	(425)	(401)	(407)	(414)	25	373	407	414
Servicing Fee Income	91	74	89	94	94	95	73	69	81	73	1	21	13	21
Fees, Commissions and Other	364	344	246	181	181	179	341	422	396	408	3	(176)	(216)	(227)
Other Income	49	18	309	275	275	274	(11)	90	69	67	29	218	205	209
Salary and Benefit Expense	(511)	(553)	(615)	(608)	(612)	(616)	(548)	(558)	(547)	(547)	(5)	(56)	(62)	(65)
Repossession Expense	(262)	(160)	(187)	(276)	(267)	(272)	(182)	(271)	(238)	(236)	21	85	(38)	(31)
Other Operating Expense	(438)	(418)	(537)	(486)	(495)	(516)	(403)	(391)	(389)	(383)	(15)	(146)	(98)	(112)
Operating Expenses	(1,211)	(1,131)	(1,338)	(1,371)	(1,374)	(1,404)	(1,132)	(1,220)	(1,174)	(1,166)	1	(118)	(197)	(208)
Net Income Before Tax	1,354	1,210	3,255	1,572	1,439	1,454	775	1,095	1,290	1,416	435	2,160	282	23
Income Tax Expenses	(360)	(299)	(777)	(377)	(345)	(349)	(200)	(263)	(310)	(340)	(99)	(514)	(68)	(5)
Net Income	**994**	**911**	**2,478**	**1,195**	**1,094**	**1,105**	**575**	**832**	**981**	**1,076**	**336**	**1,646**	**214**	**17**
Shares Outstanding (Diluted)	339	306	294	286	277	269	306	284	246	246	-	10	40	32
EPS (Diluted)	**2.93**	**2.98**	**8.42**	**4.18**	**3.94**	**4.11**	**1.88**	**2.93**	**3.99**	**4.38**	**1.10**	**5.49**	**0.19**	**(0.44)**

Source: Company Documents (Baseline 3 year forecast v2)

PIPER SANDLER | 43

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

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